UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

VIRGINIA NATIONAL BANKSHARES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-40305	46-2331578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 People Place
Charlottesville, Virginia		22911
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (434) 817-8621

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VABK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, Virginia National Bankshares Corporation (the “Company”) announced that Tara Y. Harrison will transition from Executive Vice President and Chief Financial Officer of the Company and Virginia National Bank (the “Bank”) to Senior Advisor, effective November 21, 2025. The Company also announced that Cathy W. Liles will become Executive Vice President and Chief Financial Officer of the Company and the Bank, effective November 21, 2025.

Ms. Harrison will serve as Senior Advisor indefinitely until retirement and will work closely with Ms. Liles and other members of senior management of the Company and the Bank to ensure an orderly transition. Ms. Harrison requested the transition due to personal reasons and her move to a new role was not the result of any disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies, practices, financial disclosures, accounting practices or internal controls.

Ms. Liles, 60, is a certified public accountant and an executive with extensive bank industry experience. From November 2024 to September 2025, she served as Chief Financial Officer and Senior Vice President/Finance of Old Point Financial Corporation and Old Point National Bank, and was Chief Accounting Officer and Senior Vice President of those companies from May 2024 to November 2024. Ms. Liles served as Senior Vice President and Chief Accounting Officer of American National Bankshares Inc. and American National Bank & Trust Company from 2016 to May 2024. She was Chief Financial Officer for Carter Bank & Trust from 2013 to 2015, and prior to that Ms. Liles was a partner in the accounting firm Forvis Mazars, LLP (previously named Dixon Hughes Goodman), where she spent 13 years in the financial services practice.

Ms. Liles will receive an annual base salary of $275,000, subject to annual adjustment, and will participate in the Company’s short- and long-term incentive plans. Information about the Company’s short- and long-term incentive plans is set forth in the Company’s proxy statement for its 2025 annual meeting of shareholders. In connection with joining the Company, Ms. Liles was granted a stock option to purchase 2,000 shares of the Company’s common stock, which stock option vests in equal parts over four years. Ms. Liles will also be eligible to participate in the Bank’s employee benefit plans and programs on terms offered to similarly situated employees.

There are no transactions between Ms. Liles or any member of her immediate family and the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. In addition, there are no family relationships between Ms. Liles and any current director or executive officer of the Company.

A copy of the Company’s press release dated November 19, 2025 with respect to the above announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Date:	November 19, 2025	By:	/s/ Glenn W. Rust
Glenn W. Rust President and Chief Executive Officer